UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 12, 2007

BRIDGFORD FOODS CORPORATION

(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (714) 526-5533

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02- Results of Operations and Financial Condition.

On March 9, 2007, Bridgford Foods Corporation issued a press release to report its financial results for the first quarter (12 weeks) ended January 26, 2007.  The release is furnished as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

In connection with the filing of its Quarterly Report on Form 10-Q for the quarter ended January 26, 2007, the Company reclassified its auction rate securities ("ARS") held at November 3, 2006 from cash and cash equivalents to trading securities. ARS are securities with stated maturities beyond three months that are priced and traded as short-term investments due to the liquidity provided through the auction mechanism that generally resets interest rates every 7 to 35 days. Although the risk of failure of an auction process is commercially believed to be remote, ARS do not meet the Statement of Financial Accounting Standards No. 95 definition of a cash equivalent and, therefore, require classification as marketable securities. Additionally, the Company anticipates filing an amendment to its Form 10-K for the fiscal year ended November 3, 2006 to reflect such reclassification. The above-mentioned reclassification will have no impact on the Company's previously reported results of operations.

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 9, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

March 12, 2007	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 9, 2007.